Exhibit 4.17

WAIVER OF REGISTRATION STATEMENT UNDER

REGISTRATION RIGHTS AGREEMENTS

Reference is hereby made to those certain Registration Rights Agreements dated August 24, 2004 and December 1, 2005 (the “Agreement”) entered into by and between Global IT Holdings, Inc., a Nevada corporation (the “Company”), and Advantage Capital Development Corp., a Nevada corporation (the “Holder”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreements.

WHEREAS, in connection with the Agreements, the Company issued and sold to the Holder secured convertible debentures (the “Convertible Debentures”) which are convertible into a number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”).

WHEREAS, pursuant to Sections 2 and 3 of the Agreements, the Company agreed to prepare and file with the SEC a Registration Statement under the Securities Act for the resale by the Holder of Registrable Securities, and to cause the Registration Statement to remain effective until all of the Registrable Securities have been sold.

WHEREAS, the undersigned Holder has agreed to waive its Registration Rights pursuant to Sections 2 and 3 of the Agreements so that the Company will not be required to file a Registration Statement with the SEC.

WAIVER

1. Registration Statement on Form SB-2. Wiith respect to the Company’s Registration Statement on Form SB-2 to register approximately 135 million shares of Common Stock, the undersigned Holder hereby agrees to waive Sections 2 and 3 of the Registration Rights Agreements.

2. Counterparts. This Waiver may be signed in counterparts, which together shall be deemed to constitute one instrument.

[SIGNATURES PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Waiver effective this ____ day of November, 2006.

ADVANTAGE CAPITAL DEVELOPMENT CORP. “Holder”		GLOBAL IT HOLDINGS, INC. “Company”
By:	___________________________	By:	___________________________ Craig S. Press
Print:	___________________________	Title:	Chief Exec. Officer, Vice President
Title:	___________________________